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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)     APRIL 18, 2005
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                              OVERHILL FARMS, INC.
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             (Exact name of registrant as specified in its charter)

           NEVADA                      001-16699                75-2590292
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(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)

                2727 EAST VERNON AVENUE, VERNON, CALIFORNIA 90058
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               (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code     (323) 582-9977
                                                  ------------------------------

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

         The board of directors ("board") of Overhill Farms, Inc. ("Company") recently made various changes in the composition of the board.

         Pursuant to the Amended and Restated Investor Rights Agreement among the Company, Levine Leichtman Capital Partners II, L.P. ("LLCP") and James Rudis dated October 29, 2002, as amended, LLCP has the right to designate for nomination and election up to three members of the Company's board, together with the right to fill the next available vacancy created on the board after October 31, 2003, which could result in LLCP having up to four LLCP representatives on the board at any time.

         At a special meeting of the board held on April 18, 2005, the board increased the size of the board from nine to ten seats, and Steven E. Hartman was appointed to fill the vacancy on the board pursuant to LLCP's request made under Section 1.1 of the Amended and Restated Investor Rights Agreement. Mr. Hartman is currently a Vice President and Managing Director of Levine Leichtman Capital Partners, Inc. ("LLCP Inc."), a private equity firm. LLCP Inc. is an affiliate of LLCP. LLCP is a private investment fund that is our largest stockholder and is the holder of our secured senior subordinated debt and an affiliate of the holder of our secured senior debt. Mr. Hartman joined LLCP Inc. in 1996. Mr. Hartman holds a bachelor's degree from the University of California at Berkeley, an M.B.A. from the Anderson School of Business at the University of California at Los Angeles and a J.D. from the University of California at Los Angeles School of Law.

         Following the special meeting of the board held on April 18, 2005, William E. Shatley resigned from the board in order to assist the Company in maintaining compliance with American Stock Exchange board independence requirements. Mr. Shatley had served as a member of the board since February 1998. Mr. Shatley also served as the Company's Senior Vice President and Treasurer from February 1998 through October 2004. The Company has engaged Mr. Shatley to provide consulting services in connection with Securities and Exchange Commission-related matters.

         Also following the special meeting of the board held on April 18, 2005, the board decreased the size of the board from ten to nine seats. There are currently no vacancies on the board.

ITEM 8.01. OTHER EVENTS.

         On April 21, 2005, the Company engaged Piper Jaffray & Co. as its financial advisor to assist the Company in identifying and exploring strategic financial alternatives to improve stockholder value. Piper Jaffray & Co. has agreed to assist the Company in executing and closing a suitable transaction, if any, that may be identified and then selected by the Company for execution. The Company has requested that Piper Jaffray & Co., as part of this engagement, focus on alternatives to refinance its debt held by LLCP and its affiliate, Pleasant Street Investors, LLC, which matures in October 2006. The Company has indicated that any potential transaction that may be identified and selected for execution could involve the disposition of both the debt and equity held by LLCP and its affiliate.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 22, 2005                 OVERHILL FARMS, INC.

                                      By:  /s/ John L. Steinbrun
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                                      John L. Steinbrun, Chief Financial Officer